Exhibit 10.3

WEBSTER BANK, NA

CITYPLACE II

185 ASYLUM STREET

HARTFORD, CT 06103

June 30, 2020

Griffin Industrial Realty, Inc.

204 West Newberry Road

Bloomfield, CT 06002

Attn: Anthony J. Galici

Re: Agreement re Carve Out of Funds under $19,500,000 Line of Credit

Dear Anthony:

We are writing to confirm the agreement reached by us in connection with a loan in the amount of $5,100,000 (the “Maggie Boulevard Loan”) being made by Webster Bank, N.A. (the “Bank”) to Riverbend Orlando Holdings III, LLC which is secured by property known as 3320 Maggie Boulevard, Orlando, Orange County, Florida (the “Mortgaged Premises”).

As a result of concerns relating to the tenant of the Mortgaged Premises, in order to induce the Bank to make the Maggie Boulevard Loan, Griffin Industrial Realty, Inc. (“Griffin”) and the Bank have agreed that an amount equal to one year’s debt service on the Maggie Boulevard Loan, will be carved out and not available for advance from that certain $19,500,000 line of credit facility entered into between the Bank and Griffin, pursuant to a loan dated April 24, 2013, as amended to date (collectively, the “Line of Credit”), until the maturity date of the Line of Credit on September 30, 2021 (such non-availability herein, the “Holdback”) It is understood and agreed that no unused line fee will be applicable to the amount of the Holdback. It is also understood and agreed that the Holdback shall not apply during any extension of the Line of Credit exercised by Griffin as provided therein.

In the event that debt service is not paid on the Maggie Boulevard Loan, by acceptance of this letter, Griffin hereby authorizes the Bank to advance funds from the Line of Credit, as needed to make monthly payments of debt service on the Maggie Boulevard Loan, without the need for any further documentation or authorization.

This letter agreement shall amend the Loan Agreement entered into between Bank and Griffin for the Line of Credit. Please sign below to confirm your agreement to the terms and conditions contained in this letter.

Very Truly Yours,

WEBSTER BANK, N.A.

By: /s/James Lane

Its SVP

GRIFFIN INDUSTRIAL REALTY, LLC

By: /s/Anthony Galici

Anthony J. Galici

Its Vice President